EXHIBIT 99.2

REMEC, INC.

3790 Via de la Valle, Suite 311

Del Mar, California 92014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Thomas H. Waechter, Winston E. Hickman and Donald J. Wilkins, and each of them, with power to act without the other and with power of substitution, as proxy holders and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of REMEC, Inc. which the undersigned is entitled to vote at the Special Meeting of shareholders of REMEC, Inc. to be held on             , 2005 at 10:00 a.m., Pacific Daylight Time, or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Special Meeting.

This proxy, when properly executed, will be voted in the manner you direct or, if no contrary direction is made, your proxy will be voted FOR the proposals described in the enclosed proxy statement/prospectus and in the discretion of the proxy holders on all other matters that may properly come before the Special Meeting, or any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT! PLEASE VOTE.

(Continued and to be marked, dated and signed, on the reverse side)

Proposal 1: Approve the sale of selected assets of REMEC’s Wireless Systems Business pursuant to the Asset Purchase Agreement

` Vote For ` Vote Against ` Abstain

Proposal 2: Approve the Plan of Dissolution

` Vote For ` Vote Against ` Abstain

Proposal 3: Approve a Motion to Adjourn

` Vote For ` Vote Against ` Abstain

and to vote on such other business as may properly come before the Special Meeting.

Date:

Name of Shareholder(s) on Certificate

Signature of Shareholder(s)

Title (if applicable)

This proxy must be signed exactly as the name appears herein. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THANK YOU FOR VOTING

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Special Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/remc

Use the internet to vote your proxy.

Have your proxy card in hand when

you access the web site.

OR

Telephone

1-866-540-5760

Use any touch-tone telephone to

vote your proxy. Have your proxy

card in hand when you call.

OR

Mail

Mark, sign and date

your proxy card and

return it in the

enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Proxy Statement

on the web at http://www.remec.com